Calculation of Filing Fee Tables
S-8
AGENUS INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.01 par value per share	Other	234,571	$ 3.12	$ 731,862.00	0.0001531	$ 112.05
2	Equity	Common stock, $0.01 par value per share	Other	100,000	$ 4.78	$ 478,000.00	0.0001531	$ 73.18
3	Equity	Common stock, $0.01 par value per share	Other	6,665,429	$ 5.04	$ 33,593,762.16	0.0001531	$ 5,143.21
4	Equity	Common stock, $0.01 par value per share	Other	25,000	$ 5.04	$ 126,000.00	0.0001531	$ 19.30
5	Equity	Common stock, $0.01 par value per share	Other	50,000	$ 5.04	$ 252,000.00	0.0001531	$ 38.59
Total Offering Amounts:						$ 35,181,624.16		$ 5,386.33
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 5,386.33
Offering Note
[1]	(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 ("Registration Statement") shall also cover any additional shares of the common stock of Agenus Inc. (the "Registrant") that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant's common stock. (2)Represents shares of Common Stock reserved for issuance upon exercise or settlement of awards pursuant to under the Registrant's Amended and Restated 2019 Equity Incentive Plan (the "EIP") and that are outstanding as of the date of this Registration Statement. (3) Pursuant to Rule 457 of the Securities Act of 1933, the Proposed Maximum Offering Price Per Unit is based on the weighted average exercise price (rounded to the nearest cent) of $3.12 per share for the shares of Common Stock reserved for issuance upon the exercise of outstanding awards granted under the EIP.

[2]	(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 ("Registration Statement") shall also cover any additional shares of the common stock of Agenus Inc. (the "Registrant") that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant's common stock. (2)Represents shares of Common Stock reserved for issuance upon exercise or settlement of awards pursuant to under the Registrant's Amended and Restated 2019 Equity Incentive Plan (the "EIP") and that are outstanding as of the date of this Registration Statement. (4)Pursuant to Rule 457 of the Securities Act of 1933, the Proposed Maximum Offering Price Per Unit is based on grant date fair value of the Common Stock on the Nasdaq Capital Market as of July 17, 2025, which is the grant date of the outstanding restricted stock unit award granted under the EIP.

[3]	(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 ("Registration Statement") shall also cover any additional shares of the common stock of Agenus Inc. (the "Registrant") that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant's common stock. (5)Represents shares of Common Stock reserved for issuance under the EIP. (6)Estimated solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated on the basis of the average of the high ($5.32) and low ($4.75) sale prices per share of the common stock on the Nasdaq Capital Market as of August 6, 2025, which is a date within five business days prior to filing this Registration Statement.

[4]	(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 ("Registration Statement") shall also cover any additional shares of the common stock of Agenus Inc. (the "Registrant") that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant's common stock. (6)Estimated solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated on the basis of the average of the high ($5.32) and low ($4.75) sale prices per share of the common stock on the Nasdaq Capital Market as of August 6, 2025, which is a date within five business days prior to filing this Registration Statement. (7)Represents shares of Common Stock reserved for issuance under the Registrant's Amended and Restated Directors' Deferred Compensation Plan (the "DDCP").

[5]	(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 ("Registration Statement") shall also cover any additional shares of the common stock of Agenus Inc. (the "Registrant") that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant's common stock. (6)Estimated solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated on the basis of the average of the high ($5.32) and low ($4.75) sale prices per share of the common stock on the Nasdaq Capital Market as of August 6, 2025, which is a date within five business days prior to filing this Registration Statement. (8)Represents shares of Common Stock reserved for issuance under the Registrant's 2019 Employee Stock Purchase Plan (the "ESPP")

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A